QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-130965 on Form S-1 of our report dated March 20, 2006 relating to the consolidated financial statements of Techwell, Inc. appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

San Jose, California
March 20, 2006

QuickLinks

  Exhibit 23.1 CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM